 Whereas R P Corporate Strategy Limited is providing various people (the Team) to assist in the acquisition of interest in hotels by Harrell Hospitality Group (HHG) it is hereby agreed as follows:

1. Each month (the Relevant Month) the Team is to be entitled to a monthly retainer (the Retainer) based on the number of Relevant Hotels.

2.1 A hotel will be deemed a Relevant hotel for the purpose of (1) above where an interest in it shall have been acquired by HHG as a result of the efforts of the Team within the period of 5 years prior to the Relevant Month

2.2 If HHG shall cease to manage a Relevant Hotel within 5 years of its acquisition it shall cease to be a Relevant Hotel in the month following the cessation.

3.1 The annualised amount in respect of the first 5 Relevant Hotels will be US$15000 per hotel.

3.2 The annualised amount in respect of the next 5 Relevant Hotels will be US$22500 per hotel.

3.3 The annualised amount in respect of the next 10 Relevant Hotels will be US$25000 per hotel.

3.4 Thereafter the annualised amount in respect of all subsequent Relevant Hotels will be US$15000 per hotel.

3.5 The Retainer shall be 1/12th of the aggregate annualised amounts of all Relevant Hotels, payable monthly on 15th of the following month (to coincide with the timing of the receipt of HHG's management fees).

3.6 Example Computation of the Retainer

Number of Relevant Hotels 21.

First 5	5 x 15,000 = 75,000
Next 5	5 x 22,500 = 112,500
Next 10	10 x 25,000 = 250,000
Next	1 x 15,000 = 15,000
452500
1/12th thereof	37708

3.7 In the event of HHG selling its interest in a Relevant Hotel the Retainer in the month following the sale shall be computed thereafter as in 3.6 above as if that Relevant Hotel had never been acquired.

4. The Retainer shall be payable in respect of the continuing services performed by the Team for HHG; the nature of such services being as shall be agreed from time to time between the parties.

5. the Team (or an offshore company nominated by the Team) shall be issued an amount of 1% of the issued A Common share capital after the issue of such shares within one month hereof and up to a further 8% in accordance with clause 6 hereof.

6. The Team (or an offshore company nominated by th Team) is to be granted 1% of the issued Class A Common share capital in HHG for each interest acquired in a Relevant hotel up to a maximum of 8%.

7. The Team shall be entitled n their own right to the 20% share of the Galway 1% acquisition fee payable on the acquisition of each Hotel in which HHG has an interest.

Signed for and on behalf of Harrell Hospitality Group, Inc.:

//Paul Barham// //December 14, 2001//

Paul Barham CEO Date

Signed for and on behalf of R P Corporate Strategy Limited:

//CS Russell// //14/12/02//

Clive Russell Date